Exhibit 1.1

$330,000,000

Simmons First National Corporation

5.00% Fixed-to-Floating Subordinated Notes due April 1, 2028

UNDERWRITING AGREEMENT

March 21, 2018

Sandler O’Neill & Partners, L.P.,

as Representative of the Underwriters

named in Schedule I hereto,

1251 Avenue of the Americas, 6th Floor,

New York, New York 10020

Ladies and Gentlemen:

Simmons First National Corporation, a financial holding company organized under the laws of the State of Arkansas (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (each, an “Underwriter” and, collectively, the “Underwriters”), for whom Sandler O’Neill & Partners, L.P. is acting as representative (the “Representative”), $330,000,000 aggregate principal amount of its 5.00% Fixed-to-Floating Subordinated Notes due April 1, 2028 (each a “Note” and collectively, the “Notes”). The Notes will be issued pursuant to an Indenture, to be dated as of March 26, 2018, as supplemented by a first supplemental indenture to be dated as of March 26, 2018 (collectively, the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). This Underwriting Agreement is referred to herein as this “Agreement”.

1.       The Company represents and warrants to each of the several Underwriters, as of the date hereof, as of the Closing Date (each such date, a “Representation Date”), and as of the Time of Sale (as defined below), and agrees with each of the several Underwriters, as follows:

(a)       The Company has prepared and filed with the United States Securities and Exchange Commission (the “Commission”) an automatically effective shelf registration statement on Form S-3 (Registration No. 333-223764), including each preliminary prospectus or prospectus included therein, which registration statement became automatically effective under the Securities Act of 1933, as amended (the “1933 Act”), at the time it was filed with the commission in accordance with Rule 462(e) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “TIA”), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement and each such post-effective amendment is effective under the 1933 Act. Such registration statement covers the registration of the Notes under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement in accordance with the provisions of Rule 430B (“Rule 430B”) of 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such final prospectus supplement that was omitted from such registration statement at the time it was originally declared effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus, together with the related prospectus supplement, used in connection with the offering of the Notes that omitted the Rule 430B Information or that was captioned “Subject to Completion” (or a similar caption) is herein called, together with the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, a “preliminary prospectus” and all references herein to any “preliminary prospectus” shall be deemed to mean and include, without limitation, the Statutory Prospectus (as hereinafter defined) and each preliminary prospectus included in the registration statement referred to above. Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time, and the documents and information (including, without limitation, any Rule 430B Information) otherwise deemed to be a part thereof or included therein by 1933 Act Regulations at such time, is herein called the “Registration Statement.” The Company’s base prospectus dated March that was included in the Registration Statement at the time of its effectiveness March 19, 2018 (the “Base Prospectus”) and the prospectus supplement dated March March 19, 2018, relating to the offering of the Notes, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Notes (whether to meet the requests of purchasers pursuant to Rule 173 under the 1933 Act Regulations or otherwise), including the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time, are hereinafter called, collectively, the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Statutory Prospectus, the Prospectus, any Issuer-Represented Free Writing Prospectus (as hereinafter defined) or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Company qualifies as a “well-known seasoned issuer” under Rule 405 of the 1933 Act Regulations and meets the requirements under the 1933 Act specified in the Financial Industry Regulatory Authority (“FINRA”) Conduct Rule 5110(b)(7)(C)(i).

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All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus, the Statutory Prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in, or otherwise deemed by the 1933 Act Regulations (including, without limitation, pursuant to Rule 430B(f) of the 1933 Act Regulations) to be a part of or included in, the Registration Statement, such preliminary prospectus, the Statutory Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Statutory Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus, the Statutory Prospectus or the Prospectus, as the case may be.

(b)       At the time of the original filing of the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Notes, at the time when sales of the Notes were first made (the “Time of Sale”), and at each Representation Date, the Company was not, is not and will not be an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(c)       The Registration Statement has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect to the Registration Statement (or any document incorporated or deemed to be incorporated therein by reference pursuant to the 1934 Act) has been complied with.

(d)       At the respective times that the Registration Statement and any amendments thereto became effective, and at each Representation Date, the Registration Statement and any amendments thereto complied, comply and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the TIA, and did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Company makes no representation and warranty with respect to that part of the Registration Statement that constitute the Statements of Eligibility and Qualification (Form T-1) of the Trustee under the TIA, which were filed as Exhibits 25.1 and 25.2 to the Registration Statement.

At the time the Prospectus or any amendment or supplement thereto was issued and at each Representation Date, neither the Prospectus nor any amendment or supplement thereto included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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Each preliminary prospectus (including, without limitation, the Statutory Prospectus) filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b) under the 1933 Act, complied when so filed (or, in the case of any preliminary prospectus or part thereof that was not filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(b), complied as of its date), and each Prospectus and any amendments or supplements thereto filed pursuant to Rule 424(b) under the 1933 Act complied when so filed (or, in the case of any Prospectus or amendment or supplement thereto that was not filed pursuant to Rule 424(b), complied as of its date), in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus (including, without limitation, the Statutory Prospectus) and the Prospectus and any amendments or supplements thereto delivered to Underwriters for use in connection with the offering of the Notes (whether to meet requests of purchasers pursuant to Rule 173 under the 1933 Act Regulations or otherwise) was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)       As of the Time of Sale and as of the Applicable Time, neither (x) all Issuer-Represented General Use Free Writing Prospectuses (as defined below) issued at or prior to the Time of Sale or the Applicable Time, as applicable, the Final Term Sheet and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer-Represented Limited-Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this Section 1(e) and elsewhere in this Agreement:

“Applicable Time” means 4:00 p.m. (New York City time) on March 21, 2018, or such other date or time as agreed by the Company and the Representative.

“Final Term Sheet” means the final term sheet set forth on Schedule III hereto, reflecting the final terms of the Notes.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Notes (including, without limitation, any such issuer free writing prospectus that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer-Represented General Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Use Free Writing Prospectus.

“Statutory Prospectus” means, at any time, the Base Prospectus and the preliminary prospectus supplement dated March 19, 2018, relating to the offering of the Notes, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Notes, including the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time.

Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Notes, did not, does not and will not include any information that materially conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus, in each case including the documents incorporated and deemed to be incorporated by reference therein.

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The representations and warranties in this Section 1(e) shall not apply to statements in or omissions from the Registration Statement, the Statutory Prospectus, the Prospectus or any Issuer-Represented Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representative expressly for use therein.

(f)       The Company has not prepared, made, used, authorized, approved or distributed and will not, and will not cause its agents or representatives to, prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or a solicitation of an offer to buy the Notes, or otherwise is prepared to market the Notes, other than the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer-Represented Free Writing Prospectus reviewed and consented to by the Representative.

(g)       The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Statutory Prospectus or the Prospectus, at the respective time they were or hereafter are filed with the Commission, complied, comply and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no material contracts or other documents required to be described in such incorporated documents or the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to such incorporated documents or the Registration Statement, the General Disclosure Package or the Prospectus which have not been described or filed as required.

(h)       The statements set forth in the Statutory Prospectus and the Prospectus under the captions “Risk Factors”, “Description of Capital Stock”, “Description of Debt Securities” and “Description of Notes”, insofar as they purport to constitute a summary of the terms of the Notes or certain provisions of the Company’s charter and bylaws or Arkansas law, and under the caption “Supervision and Regulation” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, insofar as they purport to describe the provisions of the laws, rules, regulations and documents referred to therein, are accurate and complete in all material respects. Each Transaction Document (as defined below) conforms in all material respects to the description thereof contained in the Registration Statement, General Disclosure Package, the Statutory Prospectus and the Prospectus.

(i)       The Company is a registered financial holding company under the Bank Holding Company Act of 1956, as amended, and is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined below). Each of the Company’s subsidiaries that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X is listed on Exhibit 21 to the Company’s most recent Annual Report on Form 10-K filed with the Commission. Each subsidiary is a direct or indirect wholly owned subsidiary of the Company. Each subsidiary of the Company is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has corporate or limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where the failure to so qualify would not have a material Adverse Effect (as defined below). The activities of the Company’s subsidiaries are permitted of subsidiaries of a financial holding company under applicable law and the rules and regulations of the Federal Reserve Board (the “FRB”) set forth in Title 12 of the Code of Federal Regulations.

(j)       Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the most recently dated audited consolidated balance sheet contained in the Financial Statements, (i) there have been no transactions entered into by the Company or the subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and the subsidiaries considered as one enterprise and (ii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or the subsidiaries, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company.

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(k)       Simmons Bank has been duly chartered and is validly existing as a state-chartered commercial bank under the laws of the State of Arkansas, with power and authority (as a state chartered commercial bank) to own its properties and conduct its business as described in each of the Registration Statement, General Disclosure Package and the Prospectus. Bank SNB (together with Simmons Bank, the “Banks”) has been duly chartered and is validly existing as a state-chartered commercial bank under the laws of the State of Oklahoma, with power and authority (as a state chartered commercial bank) to own its properties and conduct its business as described in each of the Registration Statement, General Disclosure Package and the Prospectus. The Company and each of the Company’s subsidiaries are in compliance with all laws administered by the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and any other federal or state bank regulatory authorities with jurisdiction over the Company and its subsidiaries, except for failures to be so in compliance that would not, individually or in the aggregate, have a Material Adverse Effect.

(l)       The Company has an authorized capitalization as set forth in each of the General Disclosure Package, the Statutory Prospectus and the Prospectus under the heading “Capitalization”. With respect to each of the Company’s subsidiaries, all the issued and outstanding shares of such subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, are owned directly by the Company or one of its Subsidiaries free and clear of any liens, claims or encumbrances.

(m)       The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for in the manner set forth in this Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 8 of this Agreement may be limited by federal or state securities law or the public policy underlying such laws.

(n)       The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 8 of this Agreement may be limited by federal or state securities law or the public policy underlying such laws.

(o)       The Notes and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(p)       The Company has the requisite corporate power and authority to enter into this Agreement, the Notes and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations contemplated hereby and thereby. This Agreement has been duly authorized, executed and delivered by the Company and all action required to be taken by the Company for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been, or, for the Transaction Documents other than this Agreement, will be prior to the Closing Date duly and validly taken. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 8 of this Agreement may be limited by federal or state securities law or the public policy underlying such laws.

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(q)       Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than stock options issued to the Company’s employees, directors, agents or consultants) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of the Company’s subsidiaries or for the account of a customer of the Company or one of the Company’s subsidiaries, were entered into in the ordinary course of business and in accordance with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed by the Company to be financially responsible at the time. The Company and each of the Company’s subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and to the knowledge of the Company there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(r)       BKD, LLP, who has certified and expressed their opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, are registered independent public accountants as required by the 1933 Act and the 1933 Act Regulations and by the rules of the Public Company Accounting Oversight Board and with respect to the Company, BKD, LLP is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002. BKD, LLP were, during the term of its engagement, an independent registered public accountant with respect to Southwest Bancorp, Inc. (“OKSB”) and its subsidiaries, as required by the 1933 Act and the 1934 Act and the rules and regulations thereunder and pursuant to the rules applicable to such accountants adopted by the Public Company Accounting Oversight Board. Payne & Smith, LLC, were, during the term of their engagement, an independent registered public accountant with respect to First Texas BHC, Inc. (“First Texas”) and its subsidiaries, as required by the 1933 Act and the 1934 Act.

(s)       The execution, delivery and performance of this Agreement by the Company, the execution, delivery and performance of the Transaction Documents other than this Agreement by the Company, the issuance and sale of the Notes by the Company, the compliance by the Company with all of the provisions of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents (including, without limitation, the use of proceeds from the sale of the Notes as described in the Statutory Prospectus and the Prospectus under the caption “Use of Proceeds”), (i) do not and will not violate or conflict with any provision of the amended and restated certificate of incorporation or bylaws of the Company or the organizational documents of any of the Company’s subsidiaries and (ii) except as would not result in a Material Adverse Effect and will not materially and adversely affect the Company’s ability to consummate the transactions contemplated by this Agreement, will not (x) result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any subsidiary of the Company pursuant to the terms or provisions of, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, or give rise to the accelerated due date of any payment due under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which any of the Company or any of the Company’s subsidiaries is a party or by which any of the Company or any of the Company’s subsidiaries or their respective properties may be bound or affected or (y) violate any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or any of the Company’s subsidiaries or any of their respective properties. All consents, approvals, licenses, qualifications, authorizations or other orders of any court, regulatory body, administrative agency or other governmental agency or body that are required for the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated by the Transaction Documents, including the issuance, sale, authentication and delivery of the Notes, have been obtained, except such consents, approvals authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters.

(t)       No “nationally recognized statistical rating organization” (as defined in Rule 436(g)(2) under the 1933 Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) to retain any rating assigned to the Company or any of the Subsidiaries or to any securities of the Company or any of the Subsidiaries or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review (or of any potential or intended review) for a possible change in, any rating so assigned (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) or (B) any change in the outlook for any rating of the Company or any of the Subsidiaries or any securities of the Company or any of the Subsidiaries.

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(u)       No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Notes to be sold by the Company hereunder.

(v)       Except as would not reasonably be expected to have a Material Adverse Effect, the material contracts to which the Company or any of its Subsidiaries is a party, have been duly and validly authorized, executed and delivered by the Company or its Subsidiaries, as the case may be, and constitute the legal, valid and binding agreements of the Company or its Subsidiaries, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnify or contribution may be limited by federal or state securities laws and the public policy underlying such laws.

(w)       The deposit accounts of each of the Banks are insured up to the applicable limits by the Deposit Insurance Fund of the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the revocation or termination of such deposit insurance has been instituted or is pending or, to the knowledge of the Company, is threatened.

(x)       There are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against the Company or any of the Company’s subsidiaries before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent, that would reasonably be expected to have a Material Adverse Effect.

(y)       Except as disclosed in each of the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any order of the Federal Reserve (other than orders applicable to savings and loan holding companies and their subsidiaries generally), under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(z)       The Company and each subsidiary of the Company has valid title to all the properties and assets described as owned by it in the consolidated financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, free and clear of all liens, mortgages, pledges, or encumbrances of any kind except (i) those, if any, reflected in such consolidated financial statements, or (ii) those that would not reasonably be expected to have a Material Adverse Effect. Any real property and buildings held under lease or sublease by the Company and each of its subsidiaries are held by them under valid, subsisting and enforceable leases. Neither the Company nor any of the Company’s subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Company’s subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease.

(aa)       Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is a party to a letter of intent, accepted term sheet or similar instrument or any binding agreement that contemplates an acquisition, disposition, transfer or sale of the assets (as a going concern) or capital stock of the Company or of any subsidiary of the Company or business unit or any similar business combination transaction which would be material to the Company and its subsidiaries taken as a whole.

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(bb)       Except as disclosed in each of the General Disclosure Package and the Prospectus, since December 31, 2017, (i) the Company and its subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice, (ii) except for publicly disclosed ordinary dividends on the Common Stock, the Company has not made or declared any distribution in cash or in kind to its shareholders, (iii) neither the Company nor any of its subsidiaries has issued any capital stock or securities issuable into capital stock except for securities issued pursuant to the Company’s existing shareholder-approved equity incentive plans, (iv) neither the Company nor its subsidiaries has incurred any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not fully reflected or reserved against in the financial statements described in Section 1(nn), except for liabilities that have arisen since such date in the ordinary and usual course of business and consistent with past practice and that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect and (v) no event or events have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. As used in this paragraph, references to the General Disclosure Package and the Prospectus exclude any amendments or supplements thereto subsequent to the date of this Agreement.

(cc)       The Company owns, is licensed or otherwise possesses all rights to use, all patents, patent rights, inventions, know-how (including trade secrets and other unpatented or unpatentable or confidential information, systems, or procedures), trademarks, service marks, trade names, copyrights and other intellectual property rights (collectively, the “Intellectual Property”) necessary for the conduct of its business as described in each of the General Disclosure Package and the Prospectus, except as would not reasonably be expected to have a Material Adverse Effect. No claims have been asserted against the Company by any person with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property except as would not reasonably be expected to have a Material Adverse Effect.

(dd)       The Company and each of its subsidiaries is in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal banking and Environmental Laws and Regulations (as defined below), except where failure to be so in compliance would not be reasonably expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is (a) in violation of its charter or bylaws or other organizational documents, as applicable; (b) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such a default or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company or any of its Subsidiaries, pursuant to any agreement, mortgage, deed of trust, lease, franchise, license, indenture or permit, except as would not reasonably be expected to have a Material Adverse Effect or (c) a party to or subject to or has received any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any governmental authority, in each case that is material to the Company or any subsidiary of the Company, and neither the Company nor any subsidiary of the Company has been advised by any governmental authority that such governmental authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission, in each case, that would be reasonably likely to be material to the Company or any of the Company’s subsidiaries. Neither the Company nor any of the Company’s subsidiaries has received any communication from any governmental authority that it is not acting in material compliance with any statute, regulation or ordinance. “Environmental Laws and Regulations” shall mean any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

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(ee)       Each of the Company and its subsidiaries (A) possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) of any governmental authority, (B) has made all filings, applications and registrations with, any governmental authority necessary to permit the Company or such subsidiary to conduct the business now operated by the Company or such subsidiary, and (C) is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so possess, file, apply, register or comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the Governmental Licenses currently held by the Company or any of its subsidiaries are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses. Neither the Company nor any of its subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

(ff)       Except as described in the Prospectus , neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter (including, without limitation, any notification from the Federal Reserve of a proposal to increase the minimum capital requirements of the Company or any of its subsidiaries, pursuant to the Federal Reserve’s authority under 12 U.S.C. 3907(a)(2)) from, or has adopted any board resolutions at the request of, any other agency that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management (each, a “Regulatory Agreement”), in each case that is material to the Company or any of the Company’s subsidiaries, nor has the Company or any of its subsidiaries been advised by any other agency that it is considering issuing or requesting any such Regulatory Agreement in each case, that would be reasonably likely to be material to the Company or any of its subsidiaries. Each of the Banks is an insured depository institution and has received a Community Reinvestment Act rating of “Satisfactory” or better. There is no unresolved violation, criticism or exception by any other agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities as described in the General Disclosure Package, and the Prospectus, will not violate Regulation T, U or X of the Board of the Federal Reserve System or any other regulation of such Board.

(gg)       Neither the Company nor any of its subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-4(b)(1).

(hh)       The Company and each of its subsidiaries has filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon to the extent that such taxes have become due and are not being contested in good faith, and the Company does not have knowledge of any tax deficiency that has been or might be asserted or threatened against it or any of its subsidiaries, in each case, that could be reasonably expected to have a Material Adverse Effect. All material tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company. There is no tax lien, whether imposed by any federal, state or other taxing authority, outstanding against the assets of the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect.

(ii)       Neither the Company nor either of the Banks is required and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof, will be required to register as an “investment company,” under the Investment Company Act of 1940, as amended.

(jj)       The Company and each of its subsidiaries maintain insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for its business on a consolidated basis, including, but not limited to, insurance covering real and personal property owned or leased by the Company or any of its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect. There are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause which could have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice from any insurance carrier that such insurance will be canceled or that coverage thereunder will be reduced or eliminated, and there are presently no material claims pending under policies of such insurance and no notices have been given by the Company or any of its subsidiaries under such policies.

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(kk)       Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, nor has any person acting at the direction of the Company or its affiliates taken, nor will take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(ll)       The statistical and market-related data contained or incorporated by reference in the Prospectus or the General Disclosure Package is based on or derived from sources which the Company believes are reliable and accurate in all material respects. Each “forward-looking statement” (within the meaning of Section 27A of the 1933 Act or Section 21E of the 1934 Act) contained or incorporated by reference in the Prospectus or the General Disclosure Package has been made or reaffirmed with a reasonable basis and in good faith.

(mm)       No transaction has occurred between or among the Company or any of its subsidiaries, on the one hand, and its affiliates, officers or directors on the other hand, that is required to have been described under applicable securities laws in its 1934 Act filings and is not so described in such filings.

(nn)       There is no transaction, arrangement or other relationship between the Company or any of its subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably expected to have a Material Adverse Effect.

(oo)       The consolidated financial statements and related notes and supporting schedules of the Company and its subsidiaries incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus (the “Financial Statements”) present fairly the financial position, results of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles of the United States, applied on a consistent basis throughout the periods involved and the requirements of Regulation S-X.  The respective consolidated financial statements and related notes and supporting schedules of OKSB and First Texas and their respective consolidated subsidiaries included or incorporated by reference in the Registration Statement, General Disclosure Package and Prospectus, present fairly the financial position, results of operations, stockholders’ equity and cash flows of OKSB and First Texas and their respective subsidiaries, respectively, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles of the United States, applied on a consistent basis throughout the periods involved and the requirements of Regulation S-X. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information therein and have been prepared on a basis consistent with that of the audited consolidated financial statements contained in the Registration Statement, any preliminary prospectus and the Prospectus. The pro forma financial statements and the related notes thereto incorporated by reference in the Registration Statement, General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with Regulation S-X, comply as to form with the requirements of Regulation S-X, the 1933 Act and the 1933 Act Regulations and have been properly compiled on the bases described therein, and give effect to the assumptions used in the preparation thereof that are on a reasonable basis and in good faith and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines thereto. To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Commission’s rules and regulations) comply in all material respects with Regulation G of the 1934 Act and Item 10(e) of Regulation S-K under the 1934 Act, as applicable.

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(pp)       The Company is in compliance in all material respects with the requirements of the Nasdaq Global Select Market (the “Nasdaq”) for continued listing of the Common Stock thereon. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the listing of the Common Stock on the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing. The transactions contemplated by this Agreement will not contravene the rules and regulations of the Nasdaq. The Company will comply with all requirements of the Nasdaq in all material respects with respect to the issuance of the Notes.

(qq)       The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the 1934 Act) that has been designed by, or under the supervision of, its principal executive and financial officer, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act) that are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and the Company’s principal financial officer or persons performing similar functions. The Company has not become aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder. .

(rr)       The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(ss)       Neither the Company, nor any of the Company’s subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of the Company’s subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or any law, rule or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997 (the “Convention”); (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee; (v) made any payment of funds to the Company or any of its Subsidiaries or received or retained funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in either the General Disclosure Package or the Prospectus, that is not described in each of the General Disclosure Package and the Prospectus as required.

(tt)       The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, Title 18 U.S. Code Sections 1956 and 1957, the Patriot Act and the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened. Each of the Company and its Subsidiaries has instituted and maintains policies and procedures designed to ensure continued compliance with the Money Laundering Laws.

(uu)       None of the Company, any of the Company’s subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of either of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”). The Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any of the Subsidiaries, joint venture partners or other persons, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

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(vv)       No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the affiliates, directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be described in the Statutory Prospectus or the Prospectus or any documents incorporated or deemed to be incorporated by reference therein and that is not so described as required.

(ww)       The Company has not sold, issued or distributed any shares of preferred stock or debt securities during the six-month period preceding the date hereof.

(xx)       Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any of the Company’s subsidiaries any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(yy)       The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not, singly or in the aggregate, result in a Material Adverse Effect.

(zz)       Neither of the Banks nor any of their respective subsidiaries is in violation of its articles of incorporation, bylaws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which either of the Banks or any of their respective subsidiaries is a party or by which any of them is bound or to which any of the property or assets of either of the Banks or any of their respective subsidiaries is subject except for such violations and defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

2.

(a)       Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the respective principal amount of the Notes set forth opposite each Underwriter’s name in Schedule I hereto at a purchase price equal to 99.05% of the principal amount thereof.

(b)       The Company understands that the Underwriters intend to make a public offering of the Notes as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable. The Company acknowledges and agrees that the Underwriters may offer and sell the Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell the Notes purchased by it to or through any Underwriter.

(c)       It is understood that each Underwriter has authorized the Representative, for such Underwriter’s account, to accept delivery of, receipt for, and make payment of the purchase price for the Notes which such Underwriter has agreed to purchase. Sandler O’Neill & Partners, L.P., individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter whose funds have not been received by Sandler O’Neill & Partners, L.P. by the Time of Delivery but such payment shall not relieve such Underwriter from its obligations hereunder.

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3.       Upon the authorization by the Representative of the release of the Notes, the several Underwriters propose to offer the Notes for sale upon the terms and conditions set forth in the Prospectus.

4.

(a)       Payment for the Notes shall be made by wire transfer of immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of each Underwriter, of one or more global notes representing the Notes (collectively, the “Global Notes”), with any transfer or other taxes payable in connection with the sale of the Notes duly paid by the Company. The Company will cause a copy of the Global Notes to be made available for inspection at least twenty-four hours prior to the Time of Delivery with respect thereto. The time and date of such delivery and payment shall be 10:00 a.m. New York City Time, on March 26, 2018 (the “Closing Date”) or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Notes is herein called the “Time of Delivery.”

(b)       The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Notes and any additional documents requested by the Representative pursuant to Section 7(m) hereof, will be delivered at the offices of Alston & Bird LLP, 1201 W. Peachtree Street NW, Atlanta, Georgia 30318 (the “Closing Location”), or at such other place as shall be agreed upon by the Underwriters and the Company, including by electronic exchange of documents. A meeting will be held at the Closing Location at 10:00 a.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final executed copies of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.       The Company covenants with each of the Underwriters:

(a)       To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the 1933 Act (without reliance on Rule 424(b)(8)) not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430B under the 1933 Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by the Representative promptly after reasonable notice thereof; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus, Issuer-Represented Free Writing Prospectus or Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any preliminary prospectus, any Issuer-Represented Free Writing Prospectus or Prospectus (in each case, including any document incorporated or deemed to be incorporated by reference therein) or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus, Issuer-Represented Free Writing Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

(b)       If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will notify promptly the Representative so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

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(c)       The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior written consent of each of the Company and the Representative, it has not made and will not make any offer relating to the Notes that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company consents to the use by the Underwriters of an Issuer-Represented Free Writing Prospectus that contains information describing the preliminary terms of the Notes or is the Final Term Sheet, each of which is a Permitted Free Writing Prospectus.

(d)       Promptly from time to time to take such action as the Representative may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(e)       Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Representative may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Notes and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the 1933 Act or the 1933 Act Regulations, to notify the Representative and upon its request to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Notes at any time nine months or more after the time of issue of the Prospectus, upon its request, to prepare and deliver to such Underwriter as many copies as the Representative may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

(f)       The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act Regulations for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act). During the period beginning on and including the date of this Agreement and continuing through and including the date that is the New York Business Day following the Closing Date, the Company will not, and will not permit any of the Company’s subsidiaries to, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities or nonconvertible preferred stock issued or guaranteed by the Company or any of its Subsidiaries.

(g)       To comply with the letter of representation of the Company to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

(h)       During a period of three years from the date of this Agreement, to furnish or provide on EDGAR to the Representative copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Representative as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission. For purposes of this paragraph, documents shall be deemed delivered if filed on EDGAR.

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(i)       To use the net proceeds received by it from the sale of the Notes pursuant to this Agreement in substantially the manner specified in each of the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”.

(j)       To comply, and to use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder.

(k)       The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer-Represented Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the 1933 Act.

(l)       The Company shall not, during the period beginning from the date hereof and continuing until the Closing Date, offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any debt securities issued or guaranteed by the Company or any subsidiary of the Company without the prior written consent of the Representative.

6.

(a)       The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Notes under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, closing documents (including any copying or compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) the cost of obtaining all securities and bank regulatory approvals, including any required FINRA fees, including the filing fees incident thereto; (iv) the cost and charges of any transfer agent or registrar; (v) the fees and expenses of the Trustee and any paying agent (including related fees and disbursements of any counsel to such parties); (vi) all expenses incurred by the Company in connection with any “road show” to potential investors; (vii) all fees and expenses incurred by the Underwriters in connection with their services to be rendered hereunder including, without limitation, road show or investor presentation expenses, word processing charges, the costs of printing or producing any investor presentation materials, messenger and duplicating service expenses, facsimile expenses and other customary expenditures (including the fees and expenses of counsel to the Underwriters); (viii) any fees payable in connection with the rating of the Securities; (ix) the fees and expenses incurred in connection with having the Securities eligible for clearance, settlement and trading through the facilities of DTC, and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section provided that such expenses related to (vii) shall not exceed $100,000.

(b)       If this Agreement is terminated by the Representative in accordance with the provisions of Section 9 hereof; the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

7.       The obligations of the Underwriters hereunder, as to the Notes to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)       The Prospectus containing the Rule 430B Information shall have been filed with the Commission pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(d)(8)) and in accordance with Section 5(a) hereof; the Final Term Sheet and any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed in such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

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(b)       Alston & Bird LLP, counsel for the Underwriters, shall have furnished to the Representative such written opinion or opinions, dated as of the Time of Delivery, with respect to matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c)       Covington & Burlington LLP, counsel for the Company, shall have furnished to the Representative such counsel’s written opinion, dated as of the Time of Delivery, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex I hereto.

(d)       The General Counsel of the Company, shall have furnished to the Representatives such written opinion, dated as of the Time of Delivery, in a form and substance reasonably satisfactory to the Representative, the effect set forth in Annex II hereto.

(e)       At the time of execution of this Agreement, BKD LLP and Payne & Smith, LLC shall have furnished to the Representative separate letters, dated the date of this Agreement, in form and substance reasonably satisfactory to the Representative, and, at the Time of Delivery, BKD LLP and Payne & Smith, LLC shall have furnished to the Representative separate letters, dated as of the Time of Delivery, in form and substance reasonably satisfactory to the Representative, to the effect that they reaffirm the statements made in the letters furnished at the time of execution of this Agreement, except that the specified date referred to therein shall be a date not more than three business days prior to the Time of Delivery.

(f)       (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in each of the General Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in each of the General Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered at the Time of Delivery on the terms and in the manner contemplated in each of the General Disclosure Package and the Prospectus. As used in this paragraph, references to the General Disclosure Package and the Prospectus exclude any amendments or supplements thereto subsequent to the date of this Agreement.

(g)       On or after the date hereof (i) no downgrading shall have occurred in the rating accorded to the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s debt securities.

(h)       On or after the date hereof, there shall not have occurred any of the events, circumstances or occurrences set forth in Section 11(a).

(i)       At the Time of Delivery, the Global Notes shall be eligible for clearance, settlement and trading in book-entry-only form through the facilities of DTC.

(j)       The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement.

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(k)       The Company shall have furnished or caused to be furnished to the Representative at the Time of Delivery certificates of officers of the Company satisfactory to the Representative as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Representative may reasonably request.

(l)       The Representative shall have received at the Delivery Time satisfactory evidence of the good standing of the Company in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m)       The Company shall have furnished or caused to be furnished to Representative at the time of the execution of this Underwriting Agreement and at the Closing Time, a certificate of the Chief Financial Officer of the Company, satisfactory to the Representative.

(n)       The Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

8.

(a)       (i) The Company shall indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein (provided that the Company and the Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Company specifically for inclusion in any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, or any amendment or supplement thereto, are (i) the concession and reallowance figures, if any, appearing in the Prospectus in the section entitled “Underwriting,” (ii) the last paragraph in the section entitled “Underwriting—Discounts,” and (iii) the third sentence in the section entitled “Underwriting—New Issuance of Notes” (collectively, the “Underwriters’ Information”).

(b)       Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or such individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement, in reliance upon and in conformity with the Underwriters’ Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

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(c)       Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)       If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount which such Underwriter received in underwriting discounts and commissions pursuant to this Agreement has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. .

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(e)       The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the 1933 Act) any Underwriter, or any of the respective partners, directors, officers and employees of any Underwriter or any such controlling person; and the several obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company, as the case may be, within the meaning of the 1933 Act.

9.       If one or more of the Underwriters shall fail at the Closing Date to purchase the Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a)       if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of Notes to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)       if the number of Defaulted Securities exceeds 10% the aggregate principal amount of Notes to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement either (i) the Representative or (ii) the Company shall have the right to postpone the Time of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement, General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9.

10.       The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Notes.

11.

(a)       The Representative may terminate this Agreement, by notice to the Company, at any time prior to the Time of Delivery, if on or after the date hereof there has been any of the following events, circumstances or occurrences: (i) a suspension or material limitation in trading in securities generally on the Nasdaq, the Nasdaq Global Market or the Nasdaq Global Select Market or any setting of minimum or maximum prices for trading on such exchange; (ii) a suspension or material limitation in trading of any securities of the Company on any exchange or in the over-the-counter market; (iii) a general moratorium on commercial banking activities declared by either federal, New York or Arkansas state authorities; (iv) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed, or (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in general economic, political or financial conditions, or currency exchange rates or exchange controls, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis, if the effect of any such event specified in this clause (v) in the reasonable judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered at the Time of Delivery on the terms and in the manner contemplated in either the General Disclosure Package or the Prospectus or to enforce contracts for the sale of the Notes.

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(b)       If this Agreement is terminated pursuant to Section 9 hereof, then the Company shall not thereafter be under any liability to any Underwriter, except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Notes are not delivered by or on behalf of the Company as provided herein, then the Company will reimburse the Underwriters through the Representative for all reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, incurred by the Underwriters in connection with the transactions contemplated hereby, including, without limitation, marketing, syndication and travel expenses incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Notes not so delivered, but the Company shall then be under no further liability to the Underwriters except as provided in Sections 6 and 8 hereof.

12.       The Company acknowledges and agrees that:

(a)       in connection with the sale of the Notes, the Underwriters have been retained solely to act as underwriters, and no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement;

(b)       the interest rate and price of the Notes set forth in this Agreement was established following discussions and arms-length negotiations between the Company and the Underwriters, and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)       it has been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that each Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)       it waives, to the fullest extent permitted by law, any claims it may have against any Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that each Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees, depositors or creditors of the Company.

13.       In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representative at 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, Attention: General Counsel with a copy to Alston & Bird LLP, 1201 W. Peachtree St. NW, Atlanta, GA 30309, Attention: Mark C. Kanaly; and if to the Company shall be delivered or sent by mail to the Company at 501 Main Street, Pine Bluff, Arkansas, 71601, Attention: Patrick A. Burrow, Executive Vice President, General Counsel and Corporate Secretary with a copy to Covington & Burling LLP, One CityCenter, 850 10th Street, NW, Washington DC 20001 Attention: Rusty Conner and Michael Reed; provided, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex or email constituting such Questionnaire, which address will be supplied to the Company by the Representative upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.       This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.       Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

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16.       This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.       This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWING]

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If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by the Representative, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that the Representative’s acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the Representative’s part as to the authority of the signers thereof.

Very truly yours,

SIMMONS FIRST NATIONAL CORPORATION

By:	/s/ Robert Fehlman
Name: Robert Fehlman
Title: SEVP & CEO

Accepted as of the date hereof:

SANDLER O’NEILL & PARTNERS, L.P., as Representative of the Underwriters

By:	Sandler O’Neill & Partners Corp., the sole general partner

By:	/s/ Robert A. Kleinert
Name: Robert A. Kleinert
Title: An Officer of the Corporation

SCHEDULE I

Underwriter	Principal Amount of the Notes
Sandler O’Neill & Partners, L.P.	$198,000,000
Stephens, Inc.	$66,000,000
Keefe, Bruyette & Woods, Inc.	$66,000,000

SCHEDULE II

Issuer-Represented General Use Free Writing Prospectuses

1.	Investor Presentation, dated March 19, 2018
2.	Investor Presentation, dated March 20, 2018
3.	The Final Term Sheet

SCHEDULE III

FINAL TERM SHEET

Filed Pursuant to Rule 433 Registration No. 333-223764 March 21, 2018

$330,000,000

5.00% Fixed-to-Floating Rate Subordinated Notes due 2028

Issuer:	Simmons First National Corporation (the “Company”)
Security:	5.00% Fixed-to-Floating Rate Subordinated Notes due 2028 (the “Notes”)
Aggregate Principal Amount:	$330,000,000
Rating:	[Intentionally omitted.]
Trade Date:	March 21, 2018
Settlement Date (T+3):	March 26, 2018
Final Maturity:	April 1, 2028
Reference Benchmark:	UST 2.75% due February 15, 2028
Benchmark Yield:	2.90%
Spread to Benchmark:	+ 210 bps
Yield to Investors:	5.00%
Coupon:	5.00% per annum, from and including the Settlement Date to, but excluding, April 1, 2023, payable semi-annually in arrears. From and including April 1, 2023, to, but excluding the maturity date or earlier redemption, a floating per annum rate equal to the then current three-month LIBOR rate, determined on the determination date of the applicable interest period, plus 215 bps, payable quarterly in arrears; provided, however, that in the event that three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero.
Issuer Price to Investors:	100%
Interest Payment Dates:	Interest on the Notes will be payable on April 1 and October 1 of each year through, but excluding, April 1, 2023, and thereafter on January 1, April 1, July 1, and October 1 of each year to, but excluding the maturity date or earlier redemption. The first interest payment will be made on October 1, 2018.

Schedule III-2

Day Count Convention:	30/360 to but excluding April 1, 2023 and, thereafter, on the basis of the actual number of days in the relevant interest period divided by 360.
Optional Redemption:	The Company may, at its option, beginning with the interest payment date of April 1, 2023 and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption.
Special Event Redemption:	The Notes may not be redeemed prior to April 1, 2023, except that the Company may redeem the Notes at any time, at its option, in whole but not in part, if (i) a change or prospective change in law occurs that could prevent the Company from deducting interest payable on the Notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 capital for regulatory capital purposes, or (iii) the Company is required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to but excluding the redemption date.
Denominations:	$1,000 minimum denominations and $1,000 integral multiples thereof
Listing and Trading Markets:	The Company does not intend to list the Notes on any securities exchange or to have the Notes quoted on a quotation system. Currently there is no public market for the Notes and there can be no assurances that any public market for the Notes will develop.
Underwriters’ Discount:	0.95%
Proceeds to the Company (after underwriting discount, but before offering expenses):	$326,865,000
CUSIP/ISIN:	828730 AB7 / US828730AB73
Lead Book Running Manager:	Sandler O’Neill + Partners, L.P.
Joint Book Running Managers:	Keefe, Bruyette & Woods, Inc. and Stephens Inc.

The Issuer has filed a shelf registration statement (File No. 333-223764) (including a base prospectus) and a related preliminary prospectus supplement dated March 19, 2018 with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the related preliminary prospectus supplement if you request it by calling Sandler O’Neill & Partners, L.P. toll-free at 1-866-805-4128, Keefe, Bruyette & Woods, A Stifel Company, toll-free at 1-800-966-1559 or by calling Stephens Inc. toll-free at 1-800-643-9691.

Schedule III-3